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                                                                 [WILLIAMS LOGO]
NEWS RELEASE
NYSE:WMB
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DATE: Dec. 16, 2005

       WILLIAMS ANNOUNCES EXTENSION OF ITS CONVERSION OFFER FOR ITS 5.50%
               JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE 2033

      TULSA, Okla. - Williams (NYSE:WMB) today announced that it has extended, until 5:00 p.m. Eastern on Wednesday, Jan. 11, 2006, its previously announced offer to pay a cash premium to holders of any and all of its approximately $300 million principal amount outstanding 5.50% Junior Subordinated Convertible Debentures due 2033 who elect to convert their debentures to shares of Williams' common stock, $1.00 par value per share, subject to the terms of the offer. The offer was previously scheduled to expire at 11:59 p.m. Eastern on Thursday, Dec. 15, 2005.
      As of 5:00 p.m. Eastern on Thursday, Dec. 15, 2005, holders of $220,110,750 aggregate principal amount of the outstanding debentures (constituting 73.4% of the principal amount of the outstanding debentures) have delivered valid tenders pursuant to the offer.
      Except as set forth herein, the terms and conditions of the offer remain unchanged. Williams may further extend the expiration date of the offer in its sole discretion.
      The offer is being made pursuant to a conversion offer prospectus and related documents, each dated Nov. 17, 2005. The completion of the offer is subject to conditions described in the conversion offer documents. Williams may extend or amend the offer in its sole and absolute discretion. In addition, Williams may terminate the offer if any one or more of the conditions to the offer is not satisfied, but in no other circumstance.
      The Williams common stock being offered upon conversion of the debentures may not be sold nor may offers to convert the debentures be accepted prior to the time that the registration statement relating to the offer becomes effective. Williams announced that the offer was being extended because its registration statement relating to the offer has not yet been declared effective by the Securities and Exchange Commission.
      This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Williams' common stock in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. As previously stated, a registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.
      Williams has retained Lehman Brothers Inc. and Merrill Lynch & Co. to serve as the dealer managers for the offer and D.F. King & Co., Inc. to serve as the information agent.
      Parties who are interested in participating in this offer should review all of the terms and conditions of the
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offer in the conversion offer prospectus and related documents.
      Requests for the conversion offer prospectus relating to the offer and other documents may be directed to D.F. King & Co., Inc. by telephone at (800) 848-2998 or (212) 269-5550.
      Questions regarding the offer may be directed to liability management groups at Lehman Brothers Inc. at (800) 443-0892 or (212) 526-0111 or at Merrill Lynch & Co. at (800) 654-8637 or (212) 449-4914.
      The materials related to the offer contain important information that should be read carefully before any decision is made with respect to the offer.

ABOUT WILLIAMS (NYSE:WMB)
Williams, through its subsidiaries, primarily finds, produces, gathers, processes and transports natural gas. The company also manages a wholesale power business. Williams' operations are concentrated in the Pacific Northwest, Rocky Mountains, Gulf Coast, Southern California and Eastern Seaboard. More information is available at www.williams.com.

CONTACT: Kelly Swan
         Williams (media relations)
         (918) 573-6932

         Travis Campbell
         Williams (investor relations)
         (918) 573-2944

         Sharna Reingold
         Williams (investor relations)
         (918) 573-2078

         Richard George
         Williams (investor relations)
         (918) 573-3679

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.